Exhibit 99.1

CONTACT:	Julie Lorigan
Senior Vice President, Investor and Media Relations
(781) 741-7775

Stacy Berns/Melissa Jaffin – Investor/Media Relations
Berns Communications Group
(212) 994-4660

TALBOTS REPORTS FIRST QUARTER 2009 RESULTS

Company Takes Additional Expense Actions and Now Expects $125 Million
Cost Savings in Fiscal 2009

Hingham, MA, June 9, 2009 -- The Talbots, Inc. (NYSE:TLB) today announced results for the first quarter ended May 2, 2009. The Company also announced that as part of its strategic long-range plan to streamline operations and rationalize its cost structure, it has taken additional actions to reduce its corporate headcount, moving the Company closer to achieving its goal of $150 million in expense savings.

On a reported (GAAP) basis, first quarter net loss from continuing operations was $18.8 million or $0.35 per share, including restructuring and impairment charges of $6.4 million, or $0.12 per share, compared to last year’s net income of $18.5 million or $0.35 per share for the thirteen week-period ended May 3, 2008, including restructuring and impairment charges of $3.8 million or $0.07 per share.

Also included in the Company’s first quarter net loss from continuing operations is a tax benefit in the amount of $10.6 million or $0.20 per share. In accordance with SFAS No.109, paragraph 140, the Company allocated a tax benefit to its loss from continuing operations, offset by a tax provision of an equal amount charged to other comprehensive income, a component of shareholder equity.

On an adjusted basis, including the tax benefit and excluding restructuring and impairment charges, the Company’s first quarter net loss from continuing operations was $12.4 million or $0.23 per share, compared to last year’s net income of $22.3 million or $0.42 per share on a comparable basis.

Total sales from continuing operations for the thirteen weeks ended May 2, 2009 were $306.2 million compared to last year’s sales of $414.8 million.  Retail store sales for the thirteen weeks were $256.4 million compared to $345.1 million last year. Comparable store sales declined 26.9% for the thirteen week period.

Direct marketing sales for the thirteen-week period were $49.8 million, including catalog and Internet, compared to $69.7 million last year.

Trudy F. Sullivan, Talbots President and Chief Executive Officer, commented, “We are making steady progress in implementing our strategic initiatives to better position our company for long-term success.  This includes the announced signing of an asset sale agreement for J Jill, the opening of eight upscale outlet stores, and additional actions that will further contribute to achieving our goal of $150 million in annualized cost reduction.”

“Looking at our first quarter results, sales remained difficult and while in-line with our expectations, we are not satisfied. We did have a substantial rebound in merchandise margin from the fourth quarter, and believe our merchandise assortments are getting stronger in our key item categories, including casual knits, sweaters, pants and accessories. That said, we are working quickly to incorporate our learnings and make the appropriate adjustments to our overall merchandise mix.  Inventories remained tightly managed and we ended the quarter down 21% per square foot compared to first quarter last year.”

Progress on $150 Million Expense Reduction Program

Talbots also announced that as part of its $150 million expense reduction program, it is further reducing corporate headcount across all locations by approximately 20%, including the elimination of open positions, for an annualized savings of approximately $21 million.

Net expense associated with the reduction, which is primarily for severance and severance benefits, is approximately $5.4 million. This amount has been recorded in the Company’s continuing operations restructuring charge in the first quarter of fiscal 2009.

As a result of this and other actions, Talbots has now identified $125 million of annualized cost reductions, an increase from the $100 million the Company announced in April.

Update on Corporate Initiatives

As Talbots continues to execute on the strategic long-range plan, the Company has launched its Talbots Upscale Outlet concept. With a plan to open 12 stores in fiscal 2009, the first eight stores opened across the country in May in highly trafficked, highly visible outlet destinations, including Clinton Crossing in Connecticut and St. Augustine Premium Outlets in Florida.  The Company believes Talbots Upscale Outlet concept represents a significant opportunity to generate revenue and introduce new customers to the brand.

As announced on June 8, 2009, the Company signed a definitive agreement to sell substantially all of the J. Jill brand assets to Jill Acquisition, LLC an affiliate of Golden Gate Capital, a San Francisco-based private equity investment firm, for approximately $75 million. The closing of the proposed transaction is anticipated to occur in the second quarter of fiscal 2009 and is subject to customary closing conditions, including the expiration of the antitrust waiting period. The Board of Directors of The Talbots, Inc. has unanimously approved the transaction. The transaction is not conditioned upon financing and no Company shareholder approval is required.

We continue to work through our due diligence process with Li & Fung Limited, the global sourcing and trading firm based in Hong Kong.  As previously announced, the Company has signed a non-binding letter of intent to mutually explore a potential relationship for Li& Fung Limited to become Talbots primary global sourcing agent.

Results from Discontinued Operations

First quarter net loss from discontinued operations was $4.8 million or $0.09 per share, compared to last year’s net loss of $16.9 million or $0.32 per share on a comparable basis.

Outlook

Talbots continues to approach the management of its business conservatively with lean inventories and ongoing disciplined cost management. The Company expects to report a loss from continuing operations in the second quarter in the range of approximately $0.50 to $0.58 per share, excluding any restructuring and impairment charges.

Conference Call Details

As previously announced, Talbots will host a conference call today, June 9, 2009 at 10:00 a.m. local time to discuss first quarter 2009 results. To listen to the live call, please dial 866-336-2423, passcode “TLB” or log on to www.thetalbotsinc.com/ir/ir.asp. The call will be archived on its web site www.thetalbotsinc.com for a period of twelve months.  In addition, an audio replay of the call will be available shortly after its conclusion and archived through June 11, 2009.  This archived call may be accessed by dialing (800) 642-1687; passcode 97990987.

The Talbots, Inc. is a leading specialty retailer and direct marketer of women’s apparel, shoes and accessories. At the end of first quarter 2009, the Company operated 586 Talbots brand stores in 47 states, the District of Columbia, and Canada. Talbots brand on-line shopping site is located at www.talbots.com.

Cautionary Statement and Certain Risk Factors to Consider

In addition to the information set forth in this press release, you should carefully consider the risk factors and risks and uncertainties included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as in this press release below.

This press release contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as "expect," "achieve," "plan," "look," "believe," "anticipate," "outlook," "will," "would," "should," "guidance," or similar statements or variations of such terms.

Our forward-looking statements are based on a series of expectations, assumptions, estimates and projections about our Company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our regular-price and markdown selling, operating cash flows, liquidity, and funds available under our credit facilities for all forward periods. All of our forward-looking statements are as of the date of this release only.

The Company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.  The Company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.

An occurrence of or any material adverse change in one or more of the risk factors or risks and uncertainties referred to in this press release or included in our periodic reports filed with the Securities and Exchange Commission could materially and adversely affect our continuing operations and our future financial results, cash flows, prospects, and liquidity.

Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including the following risks and uncertainties:

—
the material impact on our business, continuing operations and financial results of the significant deterioration in the U.S. economic environment, including continued substantial negative impact on consumer discretionary spending and , if such economic conditions continue or worsen, can be expected to continue to have an increasing impact on our business, continuing operations, liquidity, and results of operations;

—	the risks and uncertainties associated with the sale of the J. Jill brand business, including timing and consummation;

—
the risk that estimated or anticipated costs, charges and liabilities to settle and complete the exit from and disposal of the J. Jill brand business, including both retained obligations and contingent risk for assigned obligations, may differ from or be greater than anticipated;

—	consummation of any sourcing transaction;

—
risk of ability to purchase merchandise on open account purchase terms at existing payment terms and expected levels, and risks and uncertainties in connection with any need to source merchandise from alternate vendors;

—	risk of impairment of goodwill and other intangible and long-lived assets;

—	any disruption in our supply of merchandise;

—	ability to reduce spending as needed;

—	ability to achieve our 2009 financial plan for operating results, working capital and cash flows;

—
the risk of continued compliance with NYSE continued listing conditions, including thirty day average $1 trading price and $75 million market capitalization and stockholders’ equity, and other continued listing conditions;

—	future store closings and success of and necessary funding for closing underperforming stores;

—	ability to successfully execute, fund and achieve the benefits from our strategic initiatives and restructuring and cost savings initiatives;

—	ability to accurately forecast future sales, cash flows and other future financial results;

—	customer acceptance of our new merchandise offerings including our spring, summer and other seasonal fashions.

In each case, actual results may differ materially from such forward-looking information. Any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release will be deemed to modify or supersede such statements in or accompanying this release.

Certain other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are also discussed or included in the Company's periodic reports filed with the Securities and Exchange Commission and available on the Talbots website at www.thetalbotsinc.com under "Investor Relations”.  You are urged to carefully consider all such factors.

**********************************************************************************************************
###

(tables to follow)

THE TALBOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
Amounts in thousands except per share data

	Thirteen Weeks Ended
	May 2,	May 3,
	2009	2008

Net Sales	$306,175	$414,774

Costs and Expenses
Cost of sales, buying and occupancy	211,156	246,712
Selling, general and administrative	110,823	130,241
Restructuring charges	6,396	4,580
Impairment of store assets	19	943

Operating (Loss) Income from Continuing Operations	(22,219)	32,298

Interest
Interest expense	7,355	5,689
Interest income	183	107

Interest Expense - net	7,172	5,582

(Loss) Income Before Taxes from Continuing Operations	(29,391)	26,716

Income Tax (Benefit) Expense	(10,573)	8,210

(Loss) Income from Continuing Operations	(18,818)	18,506

Loss from Discontinued Operations, net of taxes	(4,752)	(16,864)

Net (Loss) Income	$(23,570)	$1,642

Net (Loss) Income Per Share

Basic (loss) income per share from continuing operations	$(0.35)	$0.35
Basic loss per share from discontinued operations	(0.09)	(0.32)
Basic (loss) income per share	$(0.44)	$0.03

Diluted (loss) income per share from continuing operations	$(0.35)	$0.35
Diluted loss per share from discontinued operations	(0.09)	(0.32)
Diluted (loss) income per share	$(0.44)	$0.03

Weighted Average Number of Shares of
Common Stock Outstanding

Basic	53,621	53,302

Diluted	53,621	53,505

Cash Dividends Paid Per Share	$-	$0.13

THE TALBOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
MAY 2, 2009, JANUARY 31, 2009, AND MAY 3, 2008
Amounts in thousands

	May 2,	January 31,	May 3,
	2009	2009	2008

Cash and cash equivalents	$39,158	$16,718	$31,058
Customer accounts receivable - net	186,555	169,406	226,911
Merchandise inventories	190,749	206,593	252,575
Other current assets	82,033	67,094	71,965
Assets held for sale - current	110,919	109,966	83,427
Total current assets	609,414	569,777	665,936

Property and equipment - net	265,492	277,363	308,654
Goodwill	35,513	35,513	35,513
Trademarks	75,884	75,884	75,884
Other assets	13,584	12,756	21,212
Assets held for sale - long-term	-	-	376,969

TOTAL ASSETS	$999,887	$971,293	$1,484,168

Accounts payable	$136,551	$122,034	$70,164
Accrued income taxes	109	-	1,314
Accrued liabilities	152,502	148,356	162,323
Notes payable to banks	156,500	148,500	98,625
Current portion of long-term debt	88,211	70,377	116,865
Liabilities held for sale - current	104,398	94,190	42,101
Total current liabilities	638,271	583,457	491,392

Long-term debt less current portion	20,000	238,000	252,000
Related party debt	250,000	20,000	-
Deferred rent under lease commitments	117,142	115,282	116,611
Deferred income taxes	28,456	28,456	1,210
Other liabilities	130,872	164,195	141,589
Liabilities held for sale - long-term	-	-	31,419
Stockholders' (deficit) equity	(184,854)	(178,097)	449,947

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY	$999,887	$971,293	$1,484,168

THE TALBOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
Amounts in thousands

	Thirteen Weeks Ended
	May 2,	May 3,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(23,570)	$1,642
Loss from discontinued operations, net of tax	(4,752)	(16,864)
Net (loss) income from continuing operations	(18,818)	18,506
Depreciation and amortization	19,214	21,277
Impairment of store assets	19	943
Deferred and other items	(9,393)	3,401
Changes in:
Customer accounts receivable	(17,115)	(16,084)
Merchandise inventories	16,004	11,366
Accounts payable	14,913	(72,256)
Accrued income taxes	109	(3,407)
All other working capital	(18,686)	11,317
	(13,753)	(24,937)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(7,876)	(8,955)
Proceeds from disposal of property and equipment	-	2,549
	(7,876)	(6,406)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from working capital notes payable, net	-	98,625
Gross proceeds from working capital notes payable	8,000	-
Proceeds from long-term borrowings	230,000	-
Payments on long-term borrowings	(200,140)	(20,125)
Proceeds from options exercised	-	870
Excess tax benefit from options exercised	-	74
Payment of debt issuance costs	(85)	-
Cash dividends	-	(7,150)
Purchase of treasury stock	(308)	(1,109)
	37,467	71,185

EFFECT OF EXCHANGE RATE CHANGES ON CASH	179	(47)

CASH FLOWS FROM DISCONTINUED OPERATIONS:
Operating activities	9,668	(26,814)
Investing activities	(375)	(6,640)
Effect of exchange rate changes on cash	8	(1)
	9,301	(33,455)

NET INCREASE IN CASH AND CASH EQUIVALENTS	25,318	6,340
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	16,551	24,280
INCREASE IN CASH AND CASH EQUIVALENTS OF
DISCONTINUED OPERATIONS	(2,921)	(617)
CASH AND CASH EQUIVALENTS, END OF PERIOD	$38,948	$30,003

SEC Regulation G

THE TALBOTS, INC. AND SUBSIDIARIES
Reconciliation of GAAP presentation net (loss) income to non-GAAP net (loss) income from continuing operations (unaudited)
Amounts in thousands except per share amounts

	For the 13 weeks ended May 2, 2009		For the 13 weeks ended May 3, 2008

(Loss) income from continuing operations after taxes	$(18,818)	$(0.35)	$18,506	$0.35
Impact of restructuring charges, net of taxes in 2008	6,396	0.12	3,173	0.06
Impact of asset impairments, net of taxes in 2008	19	0.00	653	0.01
Loss (income) from continuing operations before restructuring
and impairment charges after taxes	$(12,403)	$(0.23)	$22,332	$0.42